Exhibit 99.1

China Security & Surveillance Technology, Inc. Announces Public Offering of Common Stock

SHENZHEN, China, Mar. 10, 2010 (PRNewswire - Asia) – China Security & Surveillance Technology, Inc. ("CSST" or the "Company") (NYSE: CSR; Nasdaq Dubai: CSR), a leading integrated security and surveillance solution provider in the P.R.C., today announced that it has filed a registration statement with the Securities and Exchange Commission for the public offering by the Company of 20,000,000 shares of its common stock. CSST has also granted the underwriters a 30-day option to purchase up to an additional 3,000,000 shares of common stock to cover over-allotments.

CSST expects to use proceeds from the sale of common stock for the repurchase or repayment of its Tranche B Zero Coupon Guaranteed Senior Unsecured Notes and for general corporate purposes, including future capacity expansion, strategic acquisitions, capital expenditures and research and development expenditures.

William Blair & Company, L.L.C., Brean Murray, Carret & Co., LLC and Oppenheimer & Co. Inc. are acting as joint book running managers for the offering. When available, a copy of the preliminary prospectus relating to the offering may be obtained by contacting William Blair & Company, L.L.C., 222 W. Adams Street, Suite 3300, Chicago, IL 60606, Attention: Syndicate Department, by calling 312-364-8600, or from Brean Murray, Carret & Co., LLC, 570 Lexington Avenue, New York, NY 10022, Attention: Syndicate Department, by calling 212-702-6667; or from Oppenheimer & Co. Inc., 300 Madison Avenue, 4th Floor, New York, NY 10017, Attention: Syndicate Prospectus Department, by calling 212-667-8563.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our securities offering and the anticipated use of the net proceeds of the offering, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects" or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.

For more information, please contact:
Company Contact:
Terence Yap, Chief Financial Officer and Vice Chairman
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-5634
Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com